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                                                                   Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 33-72424 of Financial Investors Trust on Form N-1A of our reports dated June 15, 2004, appearing in the Annual Reports to Shareholders of Financial Investors Trust Funds, American Freedom Funds and Aristata Funds for the year ended April 30, 2004.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Denver, Colorado
August 27, 2004